UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2014

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. FINANCIAL INFORMATION

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 5, 2014, the Board of Directors of Success Holding Group International, Inc., a Nevada corporation (the "Company"), authorized a press release titled “Success Holding Group International Inc Announces October 2014 Revenue of $5,125,000” (the “Press Release”). The Press Release disclosed material non-public information regarding the Company’s results of operations of financial condition for the month of October 2014 (the “Release”). The Company disclosed in its Press Release that it had earned gross revenue of approximately $5,125,000 during October 2014 of which $3,651,470 was realized from weekly training seminars and $1,473,530 was realized from advertising sponsorship of the Company’s investment in the Internet movie.

The Company further disclosed in the Press Release that it had previously reported the Company’s majority shareholder, Success Holding Group Corp. USA ("Success Holding"), loaned an aggregate of $2,700,000 to the Company’s wholly-owned subsidiaries pursuant to which the Company’s wholly-owned subsidiaries issued three promissory notes as follows: (i) note dated August 18, 2014 in principal amount of $1,000,000; (ii) note dated August  28, 2014 in principal amount of $500,000; and (iii) note dated August 28, 2014 in principal amount of $1,200,000. During October 2014, the Company repaid $2,580,000 towards the aggregate debt. Thus the $1,000,000 note and the $500,000 note were repaid in full and both notes were cancelled. The remaining $1,080,000 was applied to the $1,200,000 note, which currently has  a remaining balance due and owing of $120,000  Therefore, an aggregate $120,000 remains due and owing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1	Press Release dated November 11, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

DATE: November 17, 2014	By:	/s/ Brian Kistler
	Name:	Brian Kistler
	Title:	President